Exhibit 99.1

CCC Intelligent Solutions Holdings Inc. Announces First Quarter 2024 Financial Results

April 30, 2024 – CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) (NASDAQ: CCCS), a leading cloud platform for the P&C insurance economy, today announced its financial results for the three months ended March 31, 2024.

“CCC delivered strong first quarter results, highlighted by 11% year-over-year revenue growth and 41% adjusted EBITDA margin –both above our guidance ranges. We believe our solid start to 2024 reflects our durable business model and ongoing innovation that is helping our clients rapidly transform their businesses,” said Githesh Ramamurthy, Chairman & CEO of CCC.

“The CCC Intelligent Experience (IX) Cloud™ platform, powered by our new event-based architecture, is well-positioned to drive the next evolution of the P&C insurance economy,” continued Ramamurthy. “We are excited about the accelerated AI-enabled innovation the CCC IX Cloud will unlock for customers as well as CCC’s large and growing partner ecosystem.”

First Quarter 2024 Financial Highlights

Revenue

•
Total revenue was $227.2 million for the first quarter of 2024, an increase of 11% from $204.9 million for the first quarter of 2023.

Profitability

•
GAAP gross profit was $167.9 million, representing a gross margin of 74%, for the first quarter of 2024, compared with $147.8 million, representing a gross margin of 72%, for the first quarter of 2023. Adjusted gross profit was $177.0 million, representing an adjusted gross profit margin of 78%, for the first quarter of 2024, compared with $156.6 million, representing an adjusted gross profit margin of 76%, for the first quarter of 2023.
•
GAAP operating income was $7.8 million for the first quarter of 2024, compared with GAAP operating income of $13.3 million for the first quarter of 2023. Adjusted operating income was $84.1 million for the first quarter of 2024, compared with adjusted operating income of $70.3 million for the first quarter of 2023.
•
GAAP net loss was $0.6 million for the first quarter of 2024, compared with GAAP net income of $2.2 million for the first quarter of 2023. Adjusted net income was $54.8 million for the first quarter of 2024, compared with adjusted net income of $46.5 million for the first quarter of 2023.
•
Adjusted EBITDA was $93.7 million for the first quarter of 2024, compared with adjusted EBITDA of $79.5 million for the first quarter of 2023. Adjusted EBITDA grew 18% in the first quarter of 2024 compared with the first quarter of 2023.

Liquidity

•
CCC had $191.2 million in cash and cash equivalents and $782.0 million of total debt on March 31, 2024. The Company generated $55.2 million in cash from operating activities and had free cash flow of $39.6 million during the first quarter of 2024, compared with $33.1 million generated in cash from operating activities and $18.5 million in free cash flow in the first quarter of 2023.

The information presented above includes non-GAAP financial measures such as “adjusted EBITDA,” “adjusted net income,” “adjusted operating income,” “adjusted gross profit,” “adjusted gross profit margin,” and “free cash flow.” Refer to “Non-GAAP Financial Measures” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

1st Quarter and Recent Business Highlights

•
CCC announced its technology-backed vision to power the next evolution of the P&C insurance economy: the CCC Intelligent Experience (IX) Cloud™ platform. The CCC IX Cloud brings intelligent experiences to life through a new event-driven architecture that overlays onto CCC’s existing cloud applications, customer workflows, and customer and partner systems. Intelligent Experiences are those that work for everyone involved in a claim or repair - consumers, businesses, and their employees. Intelligent Experiences synthesize these different perspectives to help deliver the optimal outcome for everyone participating in a given interaction by orchestrating data, AI, and ecosystems at scale, shaping a world where Life Just Works for customers and the millions of their consumers involved in auto claims and repairs each year.
•
With the introduction of CCC® Inbound Subrogation, CCC became the first in the industry to offer an end-to-end AI-enabled subrogation solution. Inbound subrogation, the process of evaluating and resolving claims demands initiated by third parties, is a crucial aspect of insurance operations. CCC Inbound Subrogation is part of CCC® Subrogation, a suite of solutions that apply AI and workflow automation to both outbound and inbound subrogation. For inbound subrogation, the solution leverages AI and advanced technology to streamline the claims review process, improving cycle time and reducing manual intervention. For outbound subrogation, our solutions help improve outcomes by connecting to insurer claim data, detecting subrogation potential, and streamlining demands, negotiation, and settlement.
•
Certain existing shareholders recently completed two secondary offerings of the Company’s common stock. The first offering of 49,450,000 shares closed in March 2024. The second offering was 20,000,000 shares closed in April 2024. The Company did not receive any proceeds from the sale of shares by the existing stockholders in either offering. CCC’s publicly traded float1 has increased from approximately 30% of shares outstanding in October 2023 to approximately 60% of shares outstanding today.

Business Outlook

Based on information as of today, April 30, 2024, the Company is issuing the following financial guidance:

Second Quarter Fiscal 2024	Full Year Fiscal 2024

Revenue	$228.5 million to $230.5 million	$944.0 million to $950.0 million
Adjusted EBITDA	$89.0 million to $91.0 million	$389.0 million to $395.0 million

1 As measured by Bloomberg Finance L.P.

Conference Call Information

CCC will host a conference call today, April 30, 2024, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and financial guidance. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at https://ir.cccis.com, and a replay will be archived on the website as well.

About CCC Intelligent Solutions

CCC Intelligent Solutions Inc. (CCC), a subsidiary of CCC Intelligent Solutions Holdings Inc. (NASDAQ: CCCS), is a leading cloud platform for the multi-trillion-dollar P&C insurance economy, creating intelligent experiences for insurers, repairers, automakers, part suppliers, and more. The CCC Intelligent Experience (IX) Cloud, powered by proven AI and an innovative event-based architecture, connects more than 35,000 businesses to power customized applications and platforms for optimal outcomes, and personalized experiences that just work. Through purposeful innovation and the strength of its connections, CCC technologies empower the people and industry relied upon to keep lives moving forward when it matters most. Learn more about CCC at www.cccis.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, future events, goals, plans and projections regarding the Company’s financial position, results of operations, market position, product development and business strategy. Such differences may be material. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, our revenues, the concentration of our customers and the ability to retain our current customers; our ability to negotiate with our customers on favorable terms; our ability to maintain and grow our brand and reputation cost-effectively; the execution of our growth strategy; the impact of public health outbreaks, epidemics or pandemics on our business and results of operations; our projected financial information, growth rate and market opportunity; the health of our industry, claim volumes, and market conditions; changes in the insurance and automotive collision industries, including the adoption of new technologies; global economic conditions and geopolitical events; competition in our market and our ability to retain and grow market share; our ability to develop, introduce and market new enhanced versions of our solutions; our sales and implementation cycles; the ability of our research and development efforts to create significant new revenue streams; changes in applicable laws or regulations; changes in international economic, political, social and governmental conditions and policies, including corruption risks in China and other countries; our reliance on third-party data, technology and intellectual property; changes in our customers’ or the public’s perceptions regarding the use of artificial intelligence; our ability to protect our intellectual property; our ability to keep our data and information systems secure from data security breaches; our ability to acquire or invest in companies or pursue business partnerships; our ability to raise financing in the future and improve our capital structure; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our ability to expand or maintain our existing customer base; our ability to service our indebtedness; and other risks and uncertainties, including those included under the header “Risk Factors” in the Company’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”), which can be obtained, without charge, at the SEC’s website (www.sec.gov), and in our other filings with the SEC. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including, but not limited to, “adjusted EBITDA,” “adjusted net income,” “adjusted operating income,” “adjusted gross profit,” “adjusted gross profit margin,” “adjusted operating expenses,” and “free cash flow” in each case presented on a non-GAAP basis, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s calculation of these non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.

This press release also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included for these projections.

Investor Contact:

Bill Warmington

VP, Investor Relations, CCC Intelligent Solutions Inc.

312-229-2355

IR@cccis.com

Media Contact:

Michelle Hellyar

Senior Director, Public Relations, CCC Intelligent Solutions Inc.

mhellyar@cccis.com

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$191,188	$195,572
Accounts receivable—Net of allowances of $4,792 and $5,574 as of March 31, 2024 and December 31, 2023, respectively	102,007	102,365
Income taxes receivable	—	1,798
Deferred contract costs	18,693	17,900
Other current assets	31,294	32,364
Total current assets	343,182	349,999
SOFTWARE, EQUIPMENT, AND PROPERTY—Net	164,825	160,416
OPERATING LEASE ASSETS	30,486	30,456
INTANGIBLE ASSETS—Net	990,537	1,015,046
GOODWILL	1,417,724	1,417,724
DEFERRED FINANCING FEES, REVOLVER—Net	1,518	1,672
DEFERRED CONTRACT COSTS	21,460	22,302
EQUITY METHOD INVESTMENT	10,228	10,228
OTHER ASSETS	43,700	43,197
TOTAL	$3,023,660	$3,051,040
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,718	$16,324
Accrued expenses	39,503	71,478
Income taxes payable	9,126	3,689
Current portion of long-term debt	8,000	8,000
Current portion of long-term licensing agreement—Net	3,109	3,061
Operating lease liabilities	7,136	6,788
Deferred revenues	45,254	43,567
Total current liabilities	135,846	152,907
LONG-TERM DEBT—Net	765,874	767,504
DEFERRED INCOME TAXES—Net	183,310	195,365
LONG-TERM LICENSING AGREEMENT—Net	26,896	27,692
OPERATING LEASE LIABILITIES	50,066	50,796
WARRANT LIABILITIES	53,086	51,501
OTHER LIABILITIES	7,347	6,414
Total liabilities	1,222,425	1,252,179
COMMITMENTS AND CONTINGENCIES (Notes 18 and 19)
MEZZANINE EQUITY:
Redeemable non-controlling interest	17,726	16,584
STOCKHOLDERS’ EQUITY:
Preferred stock—$0.0001 par; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—$0.0001 par; 5,000,000,000 shares authorized; 614,257,735 and 603,128,781 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	61	60
Additional paid-in capital	2,911,660	2,909,757
Accumulated deficit	(1,127,064)	(1,126,467)
Accumulated other comprehensive loss	(1,148)	(1,073)
Total stockholders’ equity	1,783,509	1,782,277
TOTAL	$3,023,660	$3,051,040

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended
	March 31,
	2024	2023
REVENUES	$227,237	$204,919
COST OF REVENUES
Cost of revenues, exclusive of amortization of acquired technologies	52,808	50,447
Amortization of acquired technologies	6,567	6,685
Total cost of revenues	59,375	57,132
GROSS PROFIT	167,862	147,787
OPERATING EXPENSES:
Research and development	49,477	40,996
Selling and marketing	35,586	33,531
General and administrative	57,060	41,865
Amortization of intangible assets	17,942	18,066
Total operating expenses	160,065	134,458
OPERATING INCOME	7,797	13,329
INTEREST EXPENSE	(16,452)	(13,832)
INTEREST INCOME	2,467	3,259
CHANGE IN FAIR VALUE OF WARRANT LIABILITIES	(1,585)	1,195
OTHER INCOME (EXPENSE)—Net	2,939	(2,550)
PRETAX (LOSS) INCOME	(4,834)	1,401
INCOME TAX BENEFIT	4,237	783
NET (LOSS) INCOME INCLUDING NON-CONTROLLING INTEREST	(597)	2,184
LESS: ACCRETION OF REDEEMABLE NON-CONTROLLING INTEREST	(1,142)	—
NET (LOSS) INCOME ATTRIBUTABLE TO CCC INTELLIGENT SOLUTIONS HOLDINGS INC. COMMON STOCKHOLDERS	$(1,739)	$2,184
Net (loss) income per share attributable to common stockholders:
Basic	$(0.00)	$0.00
Diluted	$(0.00)	$0.00
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	598,279,377	616,217,176
Diluted	598,279,377	646,380,961
COMPREHENSIVE (LOSS) INCOME:
Net (loss) income including non-controlling interest	(597)	2,184
Other comprehensive (loss) income—Foreign currency translation adjustment	(75)	34
COMPREHENSIVE (LOSS) INCOME INCLUDING NON-CONTROLLING INTEREST	(672)	2,218
Less: accretion of redeemable non-controlling interest	(1,142)	—
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO CCC INTELLIGENT SOLUTIONS HOLDINGS INC. COMMON STOCKHOLDERS	$(1,814)	$2,218

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(597)	$2,184
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of software, equipment, and property	9,442	9,206
Amortization of intangible assets	24,509	24,751
Deferred income taxes	(12,055)	(6,763)
Stock-based compensation	44,971	29,234
Amortization of deferred financing fees	462	427
Amortization of discount on debt	62	56
Change in fair value of derivative instruments	(718)	2,604
Change in fair value of warrant liabilities	1,585	(1,195)
Non-cash lease expense	—	942
Loss on disposal of software, equipment and property	253	—
Other	71	58
Changes in:
Accounts receivable—Net	370	6,084
Deferred contract costs	(793)	(783)
Other current assets	992	1,726
Deferred contract costs—Non-current	842	(51)
Other assets	144	(8,519)
Operating lease assets	(710)	(417)
Income taxes	7,235	5,778
Accounts payable	7,395	(11,897)
Accrued expenses	(31,153)	(25,690)
Operating lease liabilities	298	415
Deferred revenues	1,697	5,033
Other liabilities	933	(105)
Net cash provided by operating activities	55,235	33,078
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of software, equipment, and property	(15,663)	(14,534)
Net cash used in investing activities	(15,663)	(14,534)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	8,901	8,109
Proceeds from employee stock purchase plan	1,833	1,326
Payments for employee taxes withheld upon vesting of equity awards	(52,581)	(11,449)
Principal payments on long-term debt	(2,000)	(2,000)
Net cash used in financing activities	(43,847)	(4,014)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(109)	36
NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,384)	14,566
CASH AND CASH EQUIVALENTS:
Beginning of period	195,572	323,788
End of period	$191,188	$338,354
NONCASH INVESTING AND FINANCING ACTIVITIES:
Noncash purchases of software, equipment, and property	$646	$626
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$15,908	$13,446
Cash paid for income taxes—Net	$576	$202

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(In thousands, except profit margin percentage data)

(Unaudited)

	Three Months Ended March 31,
(amounts in thousands, except percentages)	2024	2023
Gross Profit	$167,862	$147,787
Amortization of acquired technologies	6,567	6,685
Stock-based compensation and related employer payroll tax	2,587	2,116
Adjusted Gross Profit	$177,016	$156,588
Gross Profit Margin	74%	72%
Adjusted Gross Profit Margin	78%	76%

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES

(In thousands)

(Unaudited)

	Three Months Ended March 31,
(dollar amounts in thousands)	2024	2023
Operating expenses	$160,065	$134,458
Amortization of intangible assets	(17,942)	(18,066)
Stock-based compensation expense and related employer payroll tax	(47,446)	(29,094)
Litigation costs	(575)	(986)
M&A and integration costs	(477)	—
Equity transaction costs, including secondary offerings	(692)	—
Adjusted operating expenses	$92,933	$86,312

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended March 31,
(dollar amounts in thousands)	2024	2023
Operating income	$7,797	$13,329
Amortization of intangible assets	17,942	18,066
Amortization of acquired technologies—Cost of revenue	6,567	6,685
Stock-based compensation expense and related employer payroll tax	50,033	31,210
Litigation costs	575	986
M&A and integration costs	477	—
Equity transaction costs, including secondary offerings	692	—
Adjusted operating income	$84,083	$70,276

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA

(In thousands, except for EBITDA margin percentage data)

(Unaudited)

	Three Months Ended March 31,
(dollar amounts in thousands)	2024	2023
Net (loss) income	$(597)	$2,184
Interest expense	16,452	13,832
Interest income	(2,467)	(3,259)
Income tax benefit	(4,237)	(783)
Amortization of intangible assets	17,942	18,066
Amortization of acquired technologies—Cost of revenue	6,567	6,685
Depreciation and amortization of software, equipment and property	1,864	2,227
Depreciation and amortization of software, equipment and property—Cost of revenue	7,578	6,979
Stock-based compensation expense and related employer payroll tax	50,033	31,210
Change in fair value of warrant liabilities	1,585	(1,195)
Change in fair value of derivative instruments	(718)	2,604
Income from derivative instruments	(2,031)	—
Litigation costs	575	986
M&A and integration costs	477	—
Equity transaction costs, including secondary offerings	692	—
Adjusted EBITDA	$93,715	$79,536
Adjusted EBITDA Margin	41%	39%

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED NET INCOME

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
(dollar amounts in thousands)	2024	2023
Net (loss) income	$(597)	$2,184
Amortization of intangible assets	17,942	18,066
Amortization of acquired technologies—Cost of revenue	6,567	6,685
Stock-based compensation expense and related employer payroll tax	50,033	31,210
Change in fair value of warrant liabilities	1,585	(1,195)
Change in fair value of derivative instruments	(718)	2,604
Litigation costs	575	986
M&A and integration costs	477	—
Equity transaction costs, including secondary offerings	692	—
Tax effect of adjustments	(21,766)	(14,046)
Adjusted net income	$54,790	$46,494
Adjusted net income per share attributable to common stockholders:
Basic	$0.09	$0.08
Diluted	$0.09	$0.07
Weighted average shares outstanding:
Basic	598,279,377	616,217,176
Diluted	635,104,271	646,380,961

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended March 31,
(dollar amounts in thousands)	2024	2023
Net cash provided by operating activities	$55,235	$33,078
Purchases of software, equipment, and property	(15,663)	(14,534)
Free Cash Flow	$39,572	$18,544